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                                                                  April 19, 1999

           AMERICAN AXLE & MANUFACTURING, INC.
           AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
           c/o American Axle & Manufacturing, Inc.
           1840 Holbrook Avenue
           Detroit, MI 48212

           Ladies and Gentlemen:

                          We have acted as special counsel to American Axle & Manufacturing, Inc., a Delaware corporation (the "Issuer"), and to American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Guarantor"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Issuer and the Guarantor with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of $300,000,000 aggregate principal amount of its 9 3/4% Senior Subordinated Notes due 2009 (the "Exchange Notes") and the issuance by the Guarantor of its guarantee (the "Guarantee") with respect to the Exchange Notes. The Exchange Notes and the Guarantee thereof will be issued under an Indenture, dated as of March 5, 1999 (the "Indenture"), among the Issuer, the Guarantor and IBJ Whitehall Bank & Trust Company, as Trustee. The Exchange Notes will be offered by the

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AMERICAN AXLE & MANUFACTURING, INC.
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
                                                                  April 19, 1999
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           Issuer in exchange (the "Exchange Offer") for $300,000,000 aggregate principal amount of its outstanding 9 3/4% Senior Subordinated Notes due 2009 (the "Notes").

                          We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, duplicates or certified or conformed copies of such corporate records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Issuer and the Guarantor.

                          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

               1. When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange for Notes pursuant to the Exchange Offer, the Exchange Notes will constitute valid and legally

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AMERICAN AXLE & MANUFACTURING, INC.
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
                                                                  April 19, 1999
                                      -3-


binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

               2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange for Notes pursuant to the Exchange Offer and (b) the Guarantee has been duly issued, the Guarantee will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

               Our opinions set forth above are subject to the effects of (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

               We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                                  Very truly yours,

                                                  /s/ SIMPSON THACHER & BARTLETT

                                                  SIMPSON THACHER & BARTLETT